As filed with the Securities and Exchange Commission on April 1, 2010

Registration No. 333-163336

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NKSJ HORUDINGUSU KABUSHIKI KAISHA

(Exact name of Registrant as specified in its charter)

NKSJ HOLDINGS, INC.

(Translation of Registrant’s name into English)

Japan (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

26-1, Nishi-Shinjuku 1-chome

Shinjuku-ku, Tokyo 160-8338

Japan

(Address, including zip code, and telephone number, including area code, or registrant’s principal executive offices)

Sompo Japan Insurance Company of America

Two World Financial Center, 225 Liberty Street, 43rd Fl.

New York, NY 10281-1058

(212) 416-1200

(Name, address, including Zip code, and telephone number, including area code, of agent for service)

Copies to:

Izumi Akai, Esq.

Sullivan & Cromwell LLP

Otemachi First Square

5-1, Otemachi 1-chome

Chiyoda-ku, Tokyo 100-0004

Japan

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Registrant was formed on April 1, 2010 as the holding company for SOMPO JAPAN INSURANCE INC. (“Sompo Japan”) and NIPPONKOA Insurance Company, Limited (“Nipponkoa”) in a statutory share exchange under Japanese law. The public offering of the Registrant’s shares to U.S. persons in connection with the statutory share exchange was registered under the Securities Act of 1933, as amended (the “Securities Act”), on the registration statement on Form F-4 (No. 333-163336) (the “Registration Statement”) filed with the Securities and Exchange Commission on November 25, 2009. The Registration Statement was filed by each of Sompo Japan and Nipponkoa, since at the time the Registrant was not yet in existence. The Registration Statement was declared effective on November 27, 2009. The Registrant is filing this post-effective amendment to the Registration Statement in order to adopt the Registration Statement as its own for all purposes under the Securities Act.

Part II

Information Not Required in Prospectus

Item 20. Indemnification of Officers and Directors

Article 330 of the Corporation Law of Japan make the provisions of Part III, Chapter 2, Section 10 of the Civil Code of Japan applicable to the relationship between the Registrant and its directors and corporate auditors, respectively. Section 10, among other things, provides in effect that:

(1)	Any director or corporate auditor of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him;

(2)	If a director or a corporate auditor of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him, he may demand reimbursement therefor from the company;

(3)	If a director or a corporate auditor has assumed an obligation necessary for the management of the affairs entrusted to him, he may require the company to perform it in his place or, if it is not due, to furnish adequate security; and

(4)	If a director or a corporate auditor, without any fault on his part, sustains damage through the management of the affairs entrusted to him, he may demand compensation therefor from the company.

Under Article 388 of the Corporation Law, a company may not refuse a demand from a corporate auditor referred to in subparagraphs (1) through (3) above unless the company establishes that the relevant expense or obligation was or is not necessary for the performance of the corporate auditor’s duties.

The directors and corporate auditors of the Registrant maintain liability insurance to cover themselves against liabilities incurred by them in connection with their performance of duties in their respective capacities as such and litigation expenses incurred in relation thereto. The premium for the insurance is paid by such Registrant, except for the premium for the special coverage portion of the insurance relating to liability to be owed by a director or corporate auditor to the Registrant and litigation expenses incurred in relation thereto.

Item 21. Exhibits and Financial Statements Schedules

(5)(a)	Exhibits

2.1	Business Integration Agreement between SOMPO JAPAN INSURANCE INC. and NIPPONKOA Insurance Company, Limited dated October 30, 2009 (English translation filed herewith as Annex A to the prospectus which is part of this Registration Statement)*

3.1	Form of Articles of Incorporation of NKSJ Holdings, Inc. (English translation)*

5.1	Opinion and consent of Nagashima Ohno & Tsunematsu*

5.2	Opinion and consent of Mori Hamada & Matsumoto*

8.1	Opinion of Sullivan & Cromwell LLP regarding United States Federal tax consequences of the Share Exchange*

8.2	Opinion of Nagashima Ohno & Tsunematsu regarding Japanese tax consequences of the Share Exchange (included in Exhibit 5.1)

8.3	Opinion of Mori Hamada & Matsumoto regarding Japanese tax consequences of the Share Exchange (included in Exhibit 5.2)

21.1	Subsidiaries of SOMPO JAPAN INSURANCE INC.*

21.2	Subsidiaries of NIPPONKOA Insurance Company, Limited*

23.1	Consent of Ernst & Young ShinNihon LLC*

23.2	Consent of PricewaterhouseCoopers Aarata*

23.3	Consent of Nagashima Ohno & Tsunematsu (included in Exhibit 5.1)

23.4	Consent of Mori Hamada & Matsumoto (included in Exhibit 5.2)

23.5	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)

24.1	Powers of Attorney (included in Part II of this Registration Statement)

99.1	Notice of convocation of SOMPO JAPAN INSURANCE INC.’s general meeting of shareholders and attachments thereto (English translation)*

99.2	Form of mail-in-ballot for SOMPO JAPAN INSURANCE INC.’s general meeting of shareholders (English translation)*

99.3	Notice of convocation of NIPPONKOA Insurance Company, Limited’s general meeting of shareholders and attachments thereto (English translation)*

99.4	Form of mail-in-ballot for NIPPONKOA Insurance Company, Limited’s general meeting of shareholders (English translation)*

99.5	English Translation of Selected Articles of the Corporation Law of Japan (English translation filed herewith as Annex D to the prospectus which is part of this Registration Statement)

99.6	Consent of Nomura Securities Co., Ltd.*

99.7	Consent of Mizuho Securities Co., Ltd.*

99.8	Consent of Goldman Sachs Japan Co., Ltd.*

99.9	Consent of Merrill Lynch Japan Securities Co., Ltd.*

99.10	Consent of Mitsubishi UFJ Securities Co., Ltd.*

*	Previously filed.

(6)(b)	Financial Statement Schedules

See Item 21(6)(b) of this Registration Statement as originally filed on November 25, 2009.

(7)(c)	Reports, Opinions and Appraisals

Not applicable.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(c) The undersigned Registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned Registrant has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan on April 1, 2010.

NKSJ HOLDINGS, INC.

By:	/s/ MAKOTO HYODO
Name: Makoto Hyodo
Title: Chairman and Co-Chief Executive Officer

By:	/s/ MASATOSHI SATO
Name: Masatoshi Sato
Title: President and Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Masatoshi Suyama and Hanada Hidenori, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on April 1, 2010.

Signature	Title

/s/ MAKOTO HYODO Makoto Hyodo	Chairman and Co-Chief Executive Officer ([Co-Principal Executive Officer])

/s/ MASATOSHI SATO Masatoshi Sato	President and Co-Chief Executive Officer ([Co-Principal Executive Officer])

/s/ AKIRA GENMA	Director (Outside Director)
Akira Genma

/s/ TSUNEHISA KATSUMATA	Director (Outside Director)
Tsunehisa Katsumata

/s/ SEIICHI ASAKA	Director (Outside Director)
Seiichi Asaka

/s/ SUMITAKA FUJITA	Director (Outside Director)
Sumitaka Fujita

/s/ YOSHIHARU KAWABATA	Director (Outside Director)
Yoshiharu Kawabata

/s/ YASUHIDE FUJII	Director
Yasuhide Fujii

/s/ YUICHI YAMAGUCHI	Director
Yuichi Yamaguchi

/s/ GEORGE OLCOTT	Director (Outside Director)
George Olcott

/s/ KENGO SAKURADA	Director
Kengo Sakurada

/s/ HIROYUKI YAMAGUCHI	Director (Principal Financial Officer and Principal Accounting Officer)
Hiroyuki Yamaguchi

/s/ MASAMI TAKAHASHI	Authorized Representative in the United States
Masami Takahashi